REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of the Metropolitan Series Fund and Shareholders of Baillie Gifford International Stock Portfolio, BlackRock Bond Income Portfolio, BlackRock Capital Appreciation Portfolio, BlackRock Large Cap Value Portfolio, BlackRock Ultra-Short Term Bond Portfolio (formerly BlackRock Money Market Portfolio), Frontier Mid Cap Growth Portfolio, Jennison Growth Portfolio, Loomis Sayles Small Cap Core Portfolio, Loomis Sayles Small Cap Growth Portfolio, Met/Artisan Mid Cap Value Portfolio, Met/Dimensional International Small Company Portfolio, Met/Wellington Balanced Portfolio (formerly WMC Balanced Portfolio), Met/Wellington Core Equity Opportunities Portfolio (formerly WMC Core Equity Opportunities Portfolio), MetLife Aggregate Bond Index Portfolio (formerly Barclays Aggregate Bond Index Portfolio), MetLife Asset Allocation 20 Portfolio, MetLife Asset Allocation 40 Portfolio, MetLife Asset Allocation 60 Portfolio, MetLife Asset Allocation 80 Portfolio, MetLife Mid Cap Stock Index Portfolio, MetLife Stock Index Portfolio, MFS Total Return Portfolio, MFS Value Portfolio, MSCI EAFE Index Portfolio, Neuberger Berman Genesis Portfolio, Russell 2000 Index Portfolio, T. Rowe Price Large Cap Growth Portfolio,
T. Rowe Price Small Cap Growth Portfolio, Van Eck Global Natural Resources Portfolio, Western Asset Management Strategic Bond Opportunities Portfolio, Western Asset Management U.S. Government Portfolio (collectively, the Portfolios):

In planning and performing our audits of the financial statements of the above listed Portfolios of the Metropolitan Series Fund as of and for the year ended December 31, 2016, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Portfolios internal control over financial reporting, including control over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A portfolio s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A portfolio's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the portfolio (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the portfolio are being made only in accordance with authorizations of management of the portfolio and trustees of the trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a portfolio's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the portfolio's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Portfolios internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Portfolios' internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of December 31, 2016.


This report is intended solely for the information and use of management, the Board of Trustees of Metropolitan Series Fund, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 24, 2017